UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2022

MATERION CORPORATION

(Exact name of registrant as specified in its charter)

Ohio 001-15885 34-1919973

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
6070 Parkland Blvd., Mayfield Hts., Ohio 44124

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (216) 486-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value MTRN New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2022, Materion Corporation (the “Company”) announced that John M. Zaranec was appointed as the Company’s Chief Accounting Officer, effective May 4, 2022, reporting to Shelly M. Chadwick, the Company's Chief Financial Officer. Mr. Zaranec assumes the role of the Company’s principal accounting officer, which was previously held by Ms. Chadwick.

Mr. Zaranec, age 41, joined the Company as Vice President, Corporate Controller and Investor Relations in April 2021. Prior to joining Materion, Mr. Zaranec served as Director Global Accounting and External Reporting from September 2018 to November 2020 and Director and Global Head of Accounting and Reporting from December 2020 to April 2021 at The Timken Company, a designer and manufacturer of engineered bearings and power transmission products. Prior to joining Timken, Mr. Zaranec served in a variety of roles at A. Schulman, Inc., an international supplier of high-performance plastic formulations, resins, and services, from June 2015 to August 2018, including as Director – Global Accounting, from April 2017 to August 2018.

As Chief Accounting Officer, Mr. Zaranec receives an annual base salary and is eligible to participate in the compensation and benefit programs of the Company, including its annual and long-term incentive plans, as well as other benefit plans and programs such as health and life insurance and retirement and severance benefits plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

May 9, 2022	By:	/s/ Shelly M. Chadwick
Shelly M. Chadwick
Vice President, Finance and Chief Financial Officer